UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2011

Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 221-4670

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2011, Advanced Energy Industries, Inc. (the “Company”) implemented a restructuring of its senior executive team to align management more strategically with operations of the Company’s business units, effective immediately. Yuval Wasserman became President of the Thin Films Business Unit, and Gregg Patterson became President of the Renewables Business Unit, which will now be designated as the Solar Energy Business Unit. The Company eliminated the position of President and Chief Operating Officer, which position previously was held by Mr. Wasserman. The compensation and other arrangements between the Company and each of Messrs. Wasserman and Patterson were unchanged by this restructuring. Each of Messrs. Wasserman and Patterson continues to report to Chief Executive Officer Garry Rogerson.

Item 8.01 Other Events.

The Company issued a press release on August 10, 2011, announcing the appointment of Yuval Wasserman as President of the Thin Film Business Unit and the appointment of Gregg Patterson as President of the Solar Energy Business Unit. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated August 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

Date: August 10, 2011	/s/ Thomas O. McGimpsey

Thomas O. McGimpsey Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 10, 2011